CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of 51147, Inc., for the Quarter Ending April 30, 2006, I, Michael Zahorik, Chief Executive Officer and Chief Financial Officer of 51147, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.   Such Quarterly Report on Form 10-QSB for the period ending April 30, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in such Quarterly Report on Form 10-QSB for the period ended April 30, 2006, fairly represents in all material respects, the financial condition and results of operations of 51147, Inc.

Dated: September 21, 2006

51147, INC.

By:	/s/ Michael Zahorik Chief Executive Officer and Chief Financial Officer